                                                                    Exhibit 99.1



                 SCHEDULE II - VALUATION OF QUALIFYING ACCOUNTS




                                            Balance at    Acquisitions    Charged       Charged                    Balance at
                                            beginning        and             to         to other                    end  of
                                            of period     dispositions   operations     accounts      Deductions     period
                                            ---------     ------------   ----------     --------      ---------    ----------
Year ended February 28, 1999
    Allowance for doubtful accounts        $   20,000     $     --     $    105,476     $     --     $ 125,476    $       --
                                           ==========     ========     ============     ========     =========    ==========

Year ended February 28, 1998
    Allowance for doubtful accounts        $       --     $     --     $     20,000     $     --     $      --    $   20,000
                                           ==========     ========     ============     ========     =========    ==========

Year ended February 28, 1997
    Allowance for doubtful accounts        $       --     $     --     $         --     $     --     $      --    $       --
                                           ==========     ========     ============     ========     =========    ==========